POWER OF ATTORNEY

Each of the undersigned Trustees of WT Mutual Fund (the "Trust") hereby appoints each of John J. Kelley, John C. McDonnell and Edward W. Diffin, Jr. as attorneys-in-fact and agents, in all capacities, to execute and to file any and all Registration Statements, and any and all amendments, under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, covering the registration of the Trust as an investment company and the sale of shares of the series of the Trust, also including all exhibits and any and all documents required to be filed with respect thereto with the Securities and Exchange Commission or any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned Trustees hereby execute this Power of Attorney as of this 26(th) day of August 2010.


/s/ Robert H. Arnold
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Robert H. Arnold

/s/ Eric Brucker
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Eric Brucker

/s/ Robert J. Christian
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Robert J. Christian

/s/ Nicholas A. Giordano
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Nicholas A. Giordano

/s/ Louis Klein, Jr.
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Louis Klein, Jr.

/s/ Thomas A. Leonard
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Thomas A. Leonard